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EXHIBIT 23 j(1)




                      CONSENT OF WALLACE SANDERS & COMPANY

We consent to the reference to our firm in the prospectus which is included in this amended registration statement of Dominion Insight Growth Fund.


                                    /s/ WALLACE SANDERS & COMPANY
                                    WALLACE SANDERS & COMPANY



Irving, Texas
August 31, 2001